EXHIBIT 2.03

                                 PLAN OF MERGER


        THIS PLAN OF MERGER (the "Plan") is made and entered into as of this 29th day of June, 1999 by and between AMERICAN SURGICAL SUPPLY CORP. OF FLORIDA D/B/A AMERICAN MICRO COMPUTER CENTER, a Florida corporation (the "MERGING CORPORATION"), and AMERICAN MICRO ACQUISITION CORP., a Florida corporation (the "SURVIVING CORPORATION"). The Merging Corporation and the Surviving Corporation are hereinafter sometimes referred to collectively as the "CONSTITUENT CORPORATIONS."


                              W I T N E S S E T H:

        WHEREAS, the directors of the Constituent Corporations have determined that it would be in the best interest of such corporations and their respective shareholders for the Merging Corporation to merge with and into the Surviving Corporation in accordance with Florida Business Corporation Act.

        NOW, THEREFORE, in consideration of the premises, and the mutual covenants, agreements, provisions and grants herein contained, the Constituent Corporations hereby agree and prescribe the terms and conditions of this Plan of Merger and the mode of carrying the same into effect, as follows:

        1. MERGER. Subject to and on the terms and conditions set forth herein, on the Effective Date (as defined in Section 2 below), the Merging Corporation shall be merged (the "Merger") with and into the Surviving Corporation, with the Surviving Corporation remaining the surviving corporation.

        2. EFFECTIVE DATE. The Merger shall become effective upon the filing of the Articles of Merger with the Florida Department of State (the "Effective Date").

        3. EFFECT OF MERGER. Upon the Effective Date: (a) the Merging Corporation and the Surviving Corporation shall become a single corporation and the separate corporate existence of the Merging Corporation shall cease; (b) the Surviving Corporation shall succeed to and posses all the rights, privileges, powers, and immunities of the Merging Corporation which, together with all of the assets, properties, business, patents, trademarks, and goodwill of the Merging Corporation, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed; (c) all rights of creditors and all liens upon any property of the Constituent Corporations shall remain unimpaired; and (d) the name of the Surviving Corporation shall become AMERICAN MICRO COMPUTER CENTER, INC., without further act or deed.

        4.  ARTICLES  OF  INCORPORATION,   BYLAWS,  OFFICERS  AND  DIRECTORS  OF
SURVIVING CORPORATION. Upon the Effective Date: (a) the Articles of Incorporation of the Surviving Corporation shall remain and continue as the Articles of Incorporation of the Surviving Corporation until amended in the

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manner provided by law; (b) the Bylaws of the Surviving Corporation shall remain and continue as the Bylaws of the Surviving Corporation until amended in the manner provided by law; and (c) the officers and directors of the Surviving Corporation shall remain and continue as the officers and directors of the Surviving Corporation until their successors are duly elected and qualified in the manner provided for in the Acquisition Agreement (as defined herein).

        5. CANCELLATION OF SHARES. Upon the Effective Date, all of the then-issued and outstanding shares of capital stock of the Merging Corporation shall be automatically canceled, without any action on the part of the holder thereof, in exchange for the right to receive the Merger Consideration (as defined in Section 1.2 of that certain Merger Agreement (the "Merger Agreement") of even date herewith among the Merging Corporation, the Surviving Corporation, European Micro Holdings, Inc. and the shareholders of the Merging Corporation).

        6. ARTICLES OF MERGER. At Closing (as defined in the Merger Agreement), the parties shall promptly execute the Articles of Merger attached hereto and file the same with the Florida Department of State.

        7. GOVERNING LAW. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Florida.

        8. COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which when so executed shall constitute an original copy hereof, but both of which together shall be considered but one and the same document.

        IN WITNESS WHEREOF, the parties have executed this Plan of Merger on the date first above written.

                                    AMERICAN SURGICAL SUPPLY CORP.
                                    OF FLORIDA D/B/A AMERICAN MICRO
                                    COMPUTER CENTER

                                    By:     /s/ John B. Gallagher
                                        -------------------------------
                                    Name:   John B. Gallagher
                                          -----------------------------
                                    Title:  President
                                          -----------------------------


                                    AMERICAN MICRO ACQUISITION CORP.

                                    By:     /s/ Harry D. Shields
                                        -------------------------------
                                    Name:   Harry D. Shields
                                           ----------------------------
                                    Title:  President
                                           ----------------------------